EXHIBIT 99.1

INFOSPI, INC.
19495 Biscayne Blvd., Suite 411
Aventura, Florida 33180
Phone (305) 608-5465

PRESS RELEASE – FOR IMMEDIATE RELEASE

InfoSpi, Inc. Enters Into Letter of Intent with NexPhase Lighting, Inc.

Miami, FL– January 24, 2011– InfoSpi, Inc. (OTC: “ISPI”), (the “Company”), announced today that it had entered into a Letter of Intent for a proposed transaction wherein the Company will acquire all of the issued and outstanding shares of NexPhase Lighting Inc., a privately held Florida corporation (“NexPhase”) in exchange for the issuance of a certain number of shares of common stock of the Company. NexPhase is in the business of designing, developing and manufacturing high quality LED intelligent lighting fixtures.

In accordance with the terms of the Letter of Intent, the Company and NexPhase will enter into a definitive agreement subject to the successful completion of due diligence and negotiation of the terms of a definitive agreement and related other agreements in a form acceptable to each. At this date, the structure of the transaction between the two companies remains in negotiation, and is expected to be completed within thirty days. In the event a definitive agreement has not been executed by the Company and NexPhase by February 21, 2011, the Letter of Intent may be terminated.

“I am very excited about the business combination of InfoSpi and NexPhase,” said InfoSpi President and CEO, Dror Svorai. “We have been working toward this goal for some time.  Before investing in InfoSpi, I had been heavily involved in the LED Lighting Industry. The NexPhase team is comprised of a highly innovative group of talented business, operational and design leaders who have been in the lighting and LED business for well over twenty-five years. Before we formed the company it was instantly clear to all of us that there was a opportunity to create a U.S. based designer, developer and manufacturer of intelligent LED lighting fixtures to take advantage of the coming market for energy efficient LED lighting .We became excited by the idea of forming a company to take a leadership position during this incredible period of change which has embraced the lighting industry, so we teamed up and founded NexPhase early last year. Today, NexPhase is emerging from its first cycle of product development with significant, and we think, “very exciting”, intellectual property for its marketplace that will further drive down America’s energy costs for lighting systems.” Dror concluded, “For our shareholders, we are extremely confident that NexPhase products will generate an outstanding revenue stream within a relatively short period of time.”

About NexPhase Lighting, Inc.

NexPhase Lighting, Inc. is a designer and developer of proprietary high quality LED (light-emitting diode) lighting fixtures and control systems for commercial applications. It believes its products will be the lowest cost, highest efficacy fixtures available in the LED Lighting Industry.  All NexPhase lighting products incorporate its proprietary “NexSense Technology TM”, which provides benefits well beyond the generally acknowledged advantages of all other LED lighting fixtures.   NexSense control systems use a unique wireless protocol, which provides for an unsurpassed reduction in architecture and infrastructure installation cost in commercial applications, as well as significantly reduced maintenance and ongoing operation costs.

INFOSPI, INC.
19495 Biscayne Blvd., Suite 411
Aventura, Florida 33180
Phone (305) 608-5465

For more information about NexPhase Lighting, Inc. visit: http://www.nexphaselighting.com

About InfoSpi, Inc.

InfoSpi was founded to develop innovative, practical and cost-effective solutions to some of the most significant environmental challenges facing industries and governments around the world.  InfoSpi strategic intent is to bring together experts in environmental technology, business strategy and implementation and the sciences to produce unique and effective solutions to today’s challenges in green technology and energy conservation.

Additional information about InfoSpi is available at: www.InfoSpiinc.com.

Safe Harbor Statement:

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Certain statements set forth in this press release constitute "forward-looking statements.” Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate", "project", "intend", "forecast", "anticipate", "plan", "planning", "expect", "believe", "will likely", "should", "could", "would", "may" or words or expressions of similar meaning. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to grow its business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's limited operating history, the limited financial resources, domestic or global economic conditions -- activities of competitors and the presence of new or additional competition and conditions of equity markets. CONTACT:   InfoSpi, Inc.

Dror Svorai, President, (305) 608-5465

www.InfoSpiinc.com.